As filed with the U.S. Securities and Exchange Commission on September 5, 2025

Registration No. [●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

QMMM Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	7371	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Unit 1301, Block C, Sea View Estate

8 Watson Road Tin Hau

Hong Kong

Tel: +852 3549-6889

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq.

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Road Central

Hong Kong SAR

Telephone: +852-3923-1111

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 5, 2025

QMMM Holdings Limited

$800,000,000

Class A Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, class A ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $800,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus, and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A Ordinary Shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “QMMM.” On September 2, 2025, the last reported sales price of our Class A Ordinary Shares on the Nasdaq Capital Market was US$6.52 per share. During the year immediately prior to the date of this prospectus, the high and low closing prices were US$0.58 and US$12.39 per Class A Ordinary Share, respectively. We have recently experienced price volatility in our stock. See related risk factors in our most recent annual report on Form 20-F.

The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates or public float, as of the date of this prospectus, was approximately $319,166,009.84, which was calculated based on 48,951,842 Class A Ordinary Shares held by non-affiliates and the per share price of $6.52, which was the closing price of our Class A Ordinary Shares on Nasdaq on September 2, 2025.

We are not an operating company but rather a Cayman Islands holding company without material operations and our business is conducted by our subsidiaries in Hong Kong and this structure involves unique risks to investors. Although we have direct ownership of our operating entities in Hong Kong and currently do not have or intend to have any contractual arrangement to establish a variable interest entity (VIE) structure with any entity in mainland China, Chinese government may still exercise significant oversight over the business in Hong Kong and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors— Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little or no advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiaries and any changes in such laws and regulations and interpretations may impair their ability to operate profitably, which could result in a material negative impact on their operations and/or the value of the securities we are registering for sale.”

This is an offering of the Class A Ordinary Shares of QMMM Holdings Limited, the holding company incorporated in the Cayman Islands, instead of shares of our operating entities in Hong Kong. You may never directly hold any equity interest in our operating entities.

All of our operations are conducted by our subsidiary in Hong Kong. Our Company currently does not have any substantive operations in mainland China. Accordingly, the PRC laws and regulations do not currently have any material impact on our business, financial condition and results of operations. However, in the event that we or our Hong Kong subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our Honk Kong subsidiaries might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and\or no longer be permitted to continue business operations as presently conduct. Although we have direct ownership of our operating entities in Hong Kong and currently do not have or intend to have any contractual arrangement to establish a variable interest entity (VIE) structure with any entity in mainland China, we are still subject to certain legal and operational risks associated with our operating subsidiaries being based in Hong Kong and having all of its operations to date in Hong Kong. Additionally, the legal and operational risks associated in mainland China may also apply to operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to companies such as our operating entities or QMMM Holdings, given our substantial operations in Hong Kong and the Chinese government may exercise significant oversight over the business in Hong Kong. These risks could result in material changes in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement, which may in the future impact our ability to conduct out business, accept foreign investments or list on a U.S. or other foreign exchange if we were to become subject to such regulations. Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impacts such modified or new laws and regulations will have on our business operations, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. If certain PRC laws and regulations were to become applicable to a company in Hong Kong, such as QMMM Holdings in the future, the application of such laws and regulations may have a material adverse impact on our business, financial condition and results of operations and our ability to offer or continue to offer securities to investors, any of which may cause the value of our securities, including the Class A Ordinary Shares, to significantly decline or become worthless.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. The new rules provide that the determination as to whether a Chinese domestic company is indirectly offering and listing securities on an overseas market shall be made on a substance over form basis, and if the issuer meets the following conditions, the offering and listing shall be determined as an indirect overseas offering and listing by a Chinese domestic company: (i) any of the revenue, profit, total assets or net assets of the Chinese domestic entity is more than 50% of the related financials in the issuer’s audited consolidated financial statements for the most recent fiscal year; (ii) the senior managers in charge of business operation and management of the issuer are mostly Chinese citizens or with regular domicile in China, the main locations of its business operations are in China or main business activities are conducted in China. We are headquartered in Hong Kong with all our executive officers and directors based in Hong Kong who are not Chinese citizens, all of our assets are located in Hong Kong and all of our revenues and profits are generated by our subsidiaries in Hong Kong. We are advised by our Chinese counsel, Guangdong Wesley Law Firm, that the Company is not subject to the New Overseas Listing Rules.

On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. PRC domestic enterprises seeking to offer securities and list in overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. As of the date of this prospectus, as confirmed by our PRC counsel, Guangdong Wesley Law Firm, these new laws and guidelines have not impacted the Company’s ability to conduct its business, offering securities to foreign investors, or list and trade on a U.S. or other foreign exchange. The Company is headquartered in Hong Kong and it owns 100% equity interest of all its subsidiaries in Hong Kong and does not have a VIE structure. The operating subsidiaries of the Company provide digital media advertising services and marketing production services in Hong Kong and they are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security of China and they don’t have documents and materials which may adversely affect national security or public interests of China. However, any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our Class A Ordinary Shares and could significantly limit or completely hinder our ability to offer our Class A Ordinary Shares to investors or cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

As of the date of this prospectus, we are advised by Hong Kong counsel, David Fong & Co., that the Company is not required to obtain permission or approval from Hong Kong authorities to register and offer the securities to foreign investors or list and trade on a U.S. or other foreign exchange. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. However, if we did become subject to PRC laws/authorities, we could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer being able to conduct offerings to foreign investors, and no longer be permitted to continue our current business operations. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

he Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which has shortened the Holding Foreign Companies Accountable Act’s timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. The Company’s auditor, WWC, P.C. is headquartered in the U.S. and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. The Holding Foreign Companies Accountable Act and related regulations currently does not affect the Company as the Company’s auditor is subject to PCAOB’s inspection and investigation.

There has been no cash flows and transfers of assets between the holding company and its subsidiaries other than amount due to ManyMany Creation by the holding company for the payment of certain expenses including expenses for this offering for $264,202 which shown in related party transactions and $244,739 for salaries of executive officers of the Company as of end of the fiscal year 2024.   See “Risk Factors – Risks Relating to Doing Business in Hong Kong-We may become subject to a variety of PRC laws and other obligations regarding overseas listing rules and data security, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition and results of operations.” None of our subsidiaries has made any dividend payment or distribution to our holding company as of the date this prospectus and they have no plans to make any distribution or dividend payment to the holding company in the near future. Neither the Company nor any of its subsidiaries has made any dividends or distributions to U.S. investors as of the date of this prospectus. All our subsidiaries are in Hong Kong and BVI, there is no restrictions on foreign exchange for our subsidiaries and holding company and they are able to transfer cash or assets among these entities, across borders and to US investors. Also, there is no restrictions and limitations on the abilities for them to distribute earnings from their businesses, including from subsidiaries to the parent company or from the holding company to the U.S. investors as well as the abilities to settle amounts owed. However, PRC may impose greater restrictions on our Hong Kong subsidiaries’ abilities to transfer cash out of Hong Kong and to the holding company, which could adversely affect our business, financial condition and results of operations. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. See “Risk Factors— We may become subject to a variety of PRC laws and other obligations regarding overseas listing rules and data security, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition and results of operations.” We did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. There is no further Cayman Islands, BVI or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend.

The terms “the Company”, “QMMM Holdings”, “we”, “us”, “our company”, and “our” refer to QMMM Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and its subsidiaries. We currently conduct our business through our wholly owned subsidiaries Quantum Matrix Limited and ManyMany Creations Limited, both incorporated under the laws of Hong Kong, which engage in the business of digital media advertising and marketing production services. The securities offered in this prospectus are securities of QMMM Holdings, our Cayman Islands holding company and investors are purchasing an interest in QMMM Holdings, not our operating entities in Hong Kong.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [   ], 2025

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $800,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products and services, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

iii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Operating And Financial Review And Prospects” that are incorporated by reference in this prospectus from our annual report for the fiscal year ended September 30, 2024 (the “2024 Annual Report”).

Prospectus Conventions

●	“QMMM Holdings,” “QMMM,” “we,” “us,” “our company,” “the Company,” “Registrant,” and “our” are to QMMM Holdings Limited, a Cayman Islands exempted company with limited liability incorporated on July 29, 2022, and its directly and indirectly owned subsidiaries;

●	“Quantum Matrix” are to Quantum Matrix Limited, which was incorporated under the laws of Hong Kong on March 20, 2014 and is a wholly owned operating subsidiary of Grade A Global Limited, a British Virgin Islands business company, which itself is a wholly owned subsidiary of QMMM Holdings;

●	“ManyMany Creations” are to ManyMany Creations Limited, which was incorporated under the laws of Hong Kong on June 15, 2005 and is a wholly owned operating subsidiary of Witty Time Holdings Limited, a British Virgin Islands business company, which itself is a wholly owned subsidiary of QMMM Holdings;

●	“Memorandum and Articles of Association” is the second amended and restated memorandum and articles of association of the Company adopted by special resolution passed on March 21, 2025

●	“Class A Ordinary Share (s)” are to the Class A Ordinary Shares of QMMM Holdings with a par value of US$0.0001 per share;

●	“PCAOB” are to the Public Company Accounting Oversight Board;

●	“HK$” or “HKD” are to the Hong Kong dollar, the legal currency of Hong Kong;

●	“US$,” “U.S. dollars,” “$” and “dollars” are to the legal currency of the United States.

1

Our business is conducted by our subsidiaries in Hong Kong, using the Hong Kong dollar. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of HKD to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

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Overview

We are a holding company incorporated as an exempted company with limited liability under the law of the Cayman Islands. Our Class A Ordinary Shares offered in this prospectus are shares of our Cayman Islands holding company. As a holding company with no material operations of our own, we conduct our business through our operating subsidiaries in Hong Kong. We own 100% equity interest of all our subsidiaries and do not have a variable interest entity, or VIE, structure. There is no contract or arrangement between the Company and its subsidiaries including those that affect the manner in which we operate, impact our economic rights, or impact our ability to control our subsidiaries.

We are an award-winning digital media advertising service and virtual avatar & virtual apparel technology service company. Through our operating subsidiaries ManyMany Creations and Quantum Matrix, we have used interactive design, animation, art-tech and virtual technologies in over 500 commercial campaigns. We have worked with large domestic and international banks, real estate developers, world famous amusement park, top international athletic apparel and footwear brands and luxury cosmetic products and international brands for their advertising and creation work in Hong Kong. Standing prominently in Hong Kong for over 18 years in the industry, with top creativity, premium account servicing, and ever-advancing tech R&D, we continue to be one of the top premium choices for enterprises and multinational enterprises looking for large scale content-heavy and tech-integrated campaigns. Our clients include local and international banks, real-estate developers, luxury brands, high fashion houses, and theme parks.

Our subsidiary ManyMany Creations has stood out in the industry by breaking through traditional forms of advertising through digital technology. We endeavour to integrate quality concepts with creative digital media technology and provide a one-stop shop for content creativity and production for ad campaigns, TV commercials, online video, 360 video and animation, VR/AR/MR technology, 3D scanning, motion capture, projection mapping and digital façade production.

In March 2014, our wholly owned subsidiary Quantum Matrix was incorporated, and it has launched digital avatar “Quantum Human” and “Quantum Fit” solutions, which we believe is the world’s only avatar technology for mass adoption of virtual identity. Quantum Matrix has created over 30,000 digital avatars.

Quantum Matrix owns two patents in Hong Kong, providing among the world’s leading automated avatar creation as well as real-time auto-fitting for virtual fashion & apparel. The first patent is for our method of converting a three-dimensional (3D) scanned object to an avatar. The method contains the steps of conducting a 3D segmentation of the 3D scanned object to obtain segmented results; and adapting a first template to the segmented results to create an avatar. The first template includes a topology, and the adapting step contains the step of mapping the topology of the first template to the segmented results to create the avatar. The invention provides an automated process which requires virtually no human intervention to convert the 3D scanned object to the avatar. The second patent is for our method of automatically fitting an accessory object to an avatar. The method contains the steps of providing an avatar; providing an accessory object; providing a template which the accessory object does not penetrate and fitting the accessory object to the avatar as a result of the template fitted to the avatar. The invention provides an automated process which requires virtually no human intervention to fit an accessory object (e.g. a garment) to the avatar.

These technologies are applied in commercial events, theme-parks, fashion shows, luxury events, entertainment industry, travel-retail, tech platform, among others. In addition, our technologies further provide a strong foundation to develop platforms for social media, entertainment, virtual self-expression, virtual influencers, tradable and sharable digital assets for consumers and creators.

3

Competitive Strengths

We believe the following strengths differentiate us from our competitors and are key drivers of our success:

Capability of Providing Advertising Services by Integrated Quality Concepts with Creative Digital Media Technology

The ability to provide one-stop content creativity & production for ad campaigns, TV commercials, online video, 360 video and animation, VR/AR/MR technology, 3D scanning, motion capture, projection mapping, and digital façade production is a key component of our success. We are devoted to offering integrated quality concepts with creative digital media technology for a new trend in advertising. We provide seamlessly combines creative content with patented inhouse technology to provide high quality digital advertising.

We currently have 19 employees in our creative team and production team and 3 employees engaging in technology and R&D. Our creative team engages in creative-technology proposal drafting, design and art direction preproduction, and 3D content production. Our production team implements and produces the actual digital content in the form of computer animation and interactive 3-D applications. Our technology team develops the coding and produces the programming of our interactive applications, as well as testing the integration of off-the-shelf and open-source technologies with our existing services. Our teams consist of (x) programmers in AI, CGI, platform, gaming, material physics; (y) digital artists, digital fashion designers, art directors, creative directors; and (z) interactive design artists. We believe our capabilities, particularly driven by our advanced media technological knowhow, are recognized and valued by advertisers and customers, which have enabled us to obtain and sustain a solid advertiser base.

Solid Advertiser Client Base Spanning a Wide Range of Industries

Our advertiser client base grew substantially since we started our business operations in 2005. Our revenue from advertising services slightly decreased from $2,807,909 in 2023 to $2,698,229 in 2024, while the number of advertisers we served slightly decreased from 21 in 2023 to 20 in 2024. The decrease of revenue by $109,680 or 3.9% from fiscal year ended September 30, 2023 to the same period of 2024 is primarily due to slow recovery of international tourism from China and other countries to Hong Kong after COVID-19 and various brands have not been spending on large-scale production for advertising and promotions in shopping malls and travel retailers in Hong Kong, which has negatively affected our revenue from advertising business. With more and more tourists coming to Hong Kong especially during traditional Chinese holidays, we expect the advertising spendings by brands and retailers will increase. The industries of our advertiser client base include luxury property development, banking services, retail sales, and theme parks, among others.

We believe our diverse advertiser client base helps us compete with other advertising service providers. Our relationships with advertisers of a broad industry spectrum have also enabled us to understand the demands and requirements of the advertisers and communicate with them in an accurate and efficient manner, which serves as our primary source to stay informed of the trends and evolutions of the media technologies.

Growth Strategies

Having already established and developed a stable relationship with our major clients and gained the technical know-how, experience, and reputation in digital media advertising, virtual reality and augmented reality over 18 years of operations, we plan to build on our competitive strengths to expand our scale of business and further strengthen our market position in Hong Kong as well as to engage in further overseas expansion.

We have served large domestic and international banks, real estate developers, world famous amusement park, top international athletic apparel and footwear brands and luxury cosmetic products and international brands for their advertising and creation work in Hong Kong and plan to leverage our relationship with these clients and our expertise to further expand our business overseas. Our primary targeted markets will be the major world centers of technology, art and fashion, namely New York, London, and Dubai. We plan to either setup sales and marketing offices in these cities or form partnerships with local companies in the next 12-24 months and the plan is still in the feasibility studies, evaluation and budgeting stage. We selected these markets, because they offer high concentrations of our target customer base: Fashion & retail apparel, finance, and technology. These markets are also relatively stable politically with developed capital markets and plenty of investors.

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We are not an operating company but rather a Cayman Islands holding company without material operations and our business is conducted by our subsidiaries in Hong Kong and this structure involves unique risks to investors. Although we have direct ownership of our operating entities in Hong Kong and currently do not have or intend to have any contractual arrangement to establish a variable interest entity (VIE) structure with any entity in mainland China, Chinese government may still exercise significant oversight over the business in Hong Kong and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors- Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little or no advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiaries and any changes in such laws and regulations and interpretations may impair their ability to operate profitably, which could result in a material negative impact on their operations and/or the value of the securities we are registering for sale.”

As of the date of this prospectus, we are advised by Hong Kong counsel, David Fong & Co, that the Company is not required to obtain permission or approval from Hong Kong authorities to register and offer the securities to foreign investors or list and trade on a U.S. or other foreign exchange. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. However, if we did become subject to PRC laws/authorities, we could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer being able to conduct offerings to foreign investors, and no longer be permitted to continue our current business operations.

This is an offering of the Class A Ordinary Shares of QMMM Holdings Limited, the holding company incorporated in the Cayman Islands, instead of shares of our operating entities in Hong Kong. You may never directly hold any equity interest in our operating entities.

All of our operations are conducted by our subsidiary in Hong Kong. Our Company currently does not have any substantive operations in mainland China. Accordingly, the PRC laws and regulations do not currently have any material impact on our business, financial condition and results of operations. However, in the event that we or our Hong Kong subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our Hong Kong subsidiaries might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conduct. Although we have direct ownership of our operating entities in Hong Kong and currently do not have or intend to have any contractual arrangement to establish a variable interest entity (VIE) structure with any entity in mainland China, we are still subject to certain legal and operational risks associated with our operating subsidiaries being based in Hong Kong and having all of its operations to date in Hong Kong. Additionally, the legal and operational risks associated in mainland China may also apply to operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to companies such as our operating entities or QMMM Holdings, given our substantial operations in Hong Kong and the Chinese government may exercise significant oversight over the business in Hong Kong. These risks could result in material changes in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement, which may in the future impact our ability to conduct out business, accept foreign investments or list on a U.S. or other foreign exchange if we were to become subject to such regulations. We believe we are fully in compliance with the regulations or policies that have been issued by the Cyberspace Administration of China (the “CAC”) and China Securities Regulatory Commission (“CSRC”) to date. As advised by our Chinese counsel, Guangdong Wesley Law Firm, that the Company and its subsidiaries are not subject to the regulations and rules issued by CAC and CSRC. Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impacts such modified or new laws and regulations will have on our business operations, its ability to accept foreign investments and the trading of our Class A Ordinary Shares on a U.S. or other foreign exchanges. If certain PRC laws and regulations were to become applicable to a company in Hong Kong, such as QMMM Holdings in the future, the application of such laws and regulations may have a material adverse impact on our business, financial condition and results of operations and our ability to offer or continue to offer securities to investors, any of which may cause the value of our securities, including the Class A Ordinary Shares, to significantly decline or become worthless.

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The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which has shortened the Holding Foreign Companies Accountable Act’s timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. The Company’s auditor, WWC, P.C. is headquartered in the U.S. and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. The Holding Foreign Companies Accountable Act and related regulations currently does not affect the Company as the Company’s auditor is subject to PCAOB’s inspection and investigation. See “Risk Factors- The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCAOB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in Hong Kong. A potential consequence is that our Class A Ordinary Shares may be delisted by the exchange. The delisting of our Class A Ordinary Shares, or the threat of our Class A Ordinary Shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.”

There has been no cash flows and transfers of assets between the holding company and its subsidiaries other than amount due to ManyMany Creation by the holding company for the payment of certain expenses including expenses for our previous offering for $264,202 which shown in related party transactions and $244,739 for salaries of executive officers of the Company as of end of the fiscal year 2024. See Consolidated Financial Statements. None of our subsidiaries has made any dividend payment or distribution to our holding company as of the date this prospectus and they have no plans to make any distribution or dividend payment to the holding company in the near future. Neither the Company nor any of its subsidiaries has made any dividends or distributions to U.S. investors as of the date of this prospectus. All our subsidiaries are in Hong Kong and BVI, there is no restrictions on foreign exchange for our subsidiaries and holding company and they are able to transfer cash or assets among these entities, across borders and to US investors. Also, there is no restrictions and limitations on the abilities for them to distribute earnings from their businesses, including from subsidiaries to the parent company or from the holding company to the U.S. investors as well as the abilities to settle amounts owed. However, PRC may impose greater restrictions on our Hong Kong subsidiaries’ abilities to transfer cash out of Hong Kong and to the holding company, which could adversely affect our business, financial condition and results of operations. See “Risk Factors- We may become subject to a variety of PRC laws and other obligations regarding overseas listing rules and data security, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition and results of operations.”

Corporate History and Structure

QMMM Holdings Limited is an exempted company incorporated in the Cayman Islands with limited liability on July 29, 2022 as a holding company.

The Company is the parent company of (i) Grade A Global Limited, a British Virgin Islands business company incorporated on July 5, 2022, which in turn wholly owns Quantum Matrix Limited, a Hong Kong company; and (ii) Witty Time Holdings Limited, a British Virgin Islands business company incorporated on July 5, 2022, which in turn wholly owns ManyMany Creations Limited, a Hong Kong company. The Company wholly owns each of Grade A Global Limited and Witty Time Holdings Limited.

ManyMany Creations Limited was incorporated in Hong Kong on June 15, 2005.

Quantum Matrix Limited was incorporated in Hong Kong on March 20, 2014.

Prior to the Reorganization below, Quantum Matrix and ManyMany Creations were owned entirely by Mr. Bun Kwai.

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The Reorganization

We refer to all these following events as the “Reorganization”.

On July 18, 2022, ManyMany Creations, Quantum Matrix, MSB Global Capital Corp. (“MSB”) and Mr. Bun Kwai entered into a Project Agreement. Pursuant to the Project Agreement, Mr. Kwai shall sell and MSB shall purchase (1) 3,000 Ordinary Shares of Quantum Matrix and (2) 3,000 Ordinary Shares of ManyMany Creations, at the consideration of US$1,000 in return for a shareholder’s loan made or caused to be made by MSB. The loan should be used as payment for the professional fees for the listing project as ManyMany Creations and Muantum Matrix were seeking to list on Nasdaq Stock Exchange. After the share transfer pursuant to the Project Agreement, Quantum Matrix and ManyMany Creations were owned entirely by Mr. Bun Kwai and MSB Infinitus Limited, a British Virgin Islands business company and a wholly owned subsidiary of MSB Global Capital Corp. Mr. Kwai owned seven thousand (7,000) Ordinary Shares of each of Quantum Matrix and ManyMany Creations; and MSB Infinitus Limited owned three thousand (3,000) Ordinary Shares of each of Quantum Matrix and ManyMany Creations. The 10,000 shares of each of Quantum Matrix and of ManyMany Creations constitute all the issued and outstanding shares of each of Quantum Matrix and ManyMany Creations, respectively.

On July 29, 2022, QMMM Holdings was incorporated in the Cayman Islands, and one ordinary share was issued to International Corporation Services Ltd as a nominee shareholder. On August 10, 2022, International Corporation Services Ltd transferred its share to Mr. Bun Kwai and caused an additional 9,999 Ordinary Shares to be issued to Mr. Kwai, totalling 10,000 Ordinary Shares to Mr. Kwai. On November 14, 2022, Mr. Kwai transferred 3,000 shares to Lasting Success Holdings, a British Virgin Islands business company and wholly owned subsidiary of MSB Infinitus Limited.

On February 24, 2023, Mr. Bun Kwai and MSB Infinitus Limited exchanged their combined 10,000 shares in each of Quantum Matrix and ManyMany Creations for 14,990,000 shares in QMMM Holdings, of which 10,493,000 shares of QMMM Holdings were issued to Mr. Kwai and 4,497,000 shares in QMMM Holdings were issued to Lasting Success Limited, a wholly owned subsidiary of MSB Infinitus Limited respectively. As a part of the share exchange, Grade A Global, a wholly owned subsidiary of the Company, received the 10,000 shares in Quantum Matrix, and Witty Time Holdings, a wholly owned subsidiary of the Company, received the 10,000 shares in ManyMany Creations. After the share exchange Mr. Kwai totally owned 10,500,000 Ordinary Shares of QMMM Holdings and Lasting Success Limited owned 4,500,000 Ordinary Shares of QMMM Holdings; and (iii) QMMM Holdings, through its subsidiaries Grade A Global Limited and Witty Time Holdings Limited, wholly owns Quantum Matrix and ManyMany Creations.

On May 17, 2023, the shareholders of the Company adopted the Amended and Restated Articles of Association to effect a subdivision and each issued and unissued share of a par value of US$0.001 in the share capital of the Company are subdivided into 10 shares of a par value of US$0.0001 each. As a result of the 10 for 1 share subdivision, the Company’s total authorized share capital is US$50,000 divided into 500,000,000 shares with a par value of US$0.0001 each, and the Company’s issued and outstanding Ordinary Shares increased from 15,000,000 shares to 150,000,000 shares. In addition, after the subdivision, all existing shareholders agreed to surrender to the Company, 90% of their post-subdivision shares (a total of 135,000,000 Ordinary Shares) for no consideration, which can be reissued by the Company in the future. The issued ordinary share is 15,000,000 shares of par value of US$0.0001 each.

Since the Company and its subsidiaries are effectively controlled by the same controlling shareholders before and after the Reorganization, they are considered under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

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Upon the Reorganization, the Company has subsidiaries in Hong Kong. Details of the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Indirect or Direct Ownership	Principal Activities
Grade A Global Limited	July 5, 2022	British Virgin Islands	100%	Holding Company
Witty Time Holdings Limited	July 5, 2022	British Virgin Islands	100%	Holding Company
ManyMany Creations	June 15, 2005	Hong Kong	100%	Digital Media Advertising and marketing production Services
Quantum Matrix	March 20, 2014	Hong Kong	100%	Digital Media Advertising and marketing production Services

The following diagram illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus:

Initial Public Offering

On July 18, 2024, the Company, entered into an underwriting agreement with WallachBeth Capital, LLC, as representative of the underwriters named therein, pursuant to which the Company agreed to sell to the WallachBeth Capital, LLC in a firm commitment underwritten public offering (the “Initial Public Offering”) an aggregate of 2,150,000 Ordinary Shares at a public offering price of $4 per share. The Company has also granted WallachBeth Capital, LLC a 45-day option to purchase up to an additional 322,500 Ordinary Shares to cover over-allotments, if any. The Ordinary Shares were offered by the Company pursuant to a registration statement on Form F-1, as amended (File No. 333-274887), filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on July 1, 2024.

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On July 22, 2024, the Company closed the Initial Public Offering. Under the terms of the Underwriting Agreement, the Company sold a total of 2,150,000 Ordinary Shares at an offering price of $4.00 per share for gross proceeds of $8.6 million. The Ordinary Shares sold consisted of 2,150,000 Ordinary Shares of the Company pursuant to WallachBeth Capital, LLC’s firm commitment with no over-allotment exercised by WallachBeth Capital, LLC. A final prospectus relating to the Initial Public Offering was filed with the Commission on July 22, 2024.

On August 2, 2024, WallachBeth Capital, LLC partially exercised its option to purchase an additional 56,342 Ordinary Shares of the Company at a price of $4.00 per share, before deducting underwriting discounts. The closing for the sale of the over-allotment shares took place on August 8, 2024. The gross proceeds of the Company’s IPO, including the proceeds from the sale of the over-allotment shares, totaled approximately $8.83 million, before deducting underwriting discounts and other related expenses.

Post-IPO Share Redesignation and Adoption of the Memorandum and Articles of Association

On 21 March, 2025, at the annual general meeting of the Company (the “AGM”), the shareholders of the Company by ordinary resolutions redesignated the Company’s authorized share capital from US$50,000 divided into 500,000,000 shares of par value US$0.0001 each (the “Ordinary Shares”) to US$50,000 divided into 490,000,000 class A Ordinary Shares of par value US$0.0001 each (the “Class A Ordinary Shares”) and 10,000,000 class B Ordinary Shares of par value US$0.0001 each (the “Class B Ordinary Shares”) by (i) redesignating all the authorized and issued and outstanding Ordinary Shares in the authorized share capital of the Company held by the existing shareholders of the Company (except for the Ordinary Shares held by FORTUNE WINGS VENTURES LIMITED) into Class A Ordinary Shares, each conferring the holder thereof one (1) vote per Class A Ordinary Share at a general meeting of the Company or on any shareholders’ resolution and the other rights attached to it as set out in the Memorandum and Articles of Association on a one for one basis; (ii) redesignating all the authorized and issued and outstanding Ordinary Shares in the authorized share capital of the Company held by FORTUNE WINGS VENTURES LIMITED into Class B Ordinary Shares, each conferring FORTUNE WINGS VENTURES LIMITED twenty (20) votes per Class B Ordinary Share at a general meeting of the Company or on any shareholders’ resolutions and the other rights attached to it as set out in the Memorandum and Articles of Association on a one for one basis; and (iii) redesignating the remaining authorized but unissued 481,048,158 Ordinary Shares into Class A Ordinary Shares on a one for one basis, and redesignating the remaining authorized but unissued 1,745,500 Ordinary Shares into Class B Ordinary Shares on a one for one basis (the “Share Redesignation”).

On the same day at the AGM, the shareholders of the Company by special resolutions adopted the Memorandum and Articles of Association in order to reflect the Share Redesignation and to set out the rights and obligations attached to the Class A Ordinary Shares and the Class B Ordinary Shares, respectively.

Resale Offering by Shareholders and Follow-on Offering by the Company

On September 6, 2024, the Company filed the registration statement on Form F-1 with the SEC (File No. 333- 281961) (as amended, the “Resale Prospectus”), which was declared effective on September 13, 2024, for certain shareholders of the Company to register their existing shareholding of an aggregate of up to 5,239,500 Ordinary Shares to be sold pursuant to the Resale Prospectus.

On May 8, 2025, the Company filed the registration statement on Form F-1 with the SEC (File No. 333- 287066) (as amended, the “Offering Prospectus”), which was declared effective on June 20, 2025, for the secondary offering by the Company on a best efforts basis of up to 40,000,000 Class A Ordinary Shares.

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Transfers of Cash to and from Our Subsidiaries

QMMM Holdings is a holding company with no operations of its own. It conducts its operation through its subsidiaries in Hong Kong. QMMM Holdings may rely on dividends or payments to be paid by its Hong Kong subsidiaries to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. As of the date of this prospectus, no such dividends or distributions have been made to date from our Hong Kong subsidiaries to the holding company or the U.S. Investors. If its Hong Kong subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to QMMM Holdings. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. As of the date of this prospectus, the operating subsidiary ManyMany Creations has paid $264,202 expenses and fees relating to our previous offering and $244,739 for salaries of executive officers of the holding company.

Subject to the provisions in its articles of association, QMMM Holdings is permitted under the laws of Cayman Islands to provide funding to its subsidiaries in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Its Hong Kong subsidiaries are also permitted under the laws of Hong Kong to transfer funds to QMMM Holdings, through dividend distributions or payments, without restrictions on the amount of the funds.

There are no restrictions or limitation on our ability to distribute earnings by dividends from our subsidiaries, including our subsidiary in Hong Kong, to QMMM Holdings and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the Cayman Islands and our current Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they deem fit if they are satisfied, on reasonable grounds, that immediately following the dividend QMMM Holdings will be able to pay our debts as they become due in the ordinary course of business. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. There is no further Cayman Islands, BVI or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend.

As of the date of this prospectus, there are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to the Company. The PRC laws and regulations do not currently have any material impact on transfer of cash from QMMM Holdings to its Hong Kong subsidiaries or from its Hong Kong subsidiaries to QMMM Holdings. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. Currently, all of our subsidiaries and their operations are in Hong Kong. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity, or VIE, structure with any entity in mainland China. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Pursuant to the Basic Law of the Hong Kong Special Administrative Region, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which are confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). The PRC laws and regulations do not currently have any material impact on transfer of cash from QMMM Holdings to its Hong Kong subsidiaries or from its Hong Kong subsidiaries to QMMM Holdings. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiaries in Hong Kong.

Both QMMM Holdings and its Hong Kong subsidiaries currently intend to retain all of their respective remaining funds and future earnings, if any, for the operation and expansion of their business and do not currently anticipate declaring or paying any dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

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Holding Foreign Company Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which has shortened the Holding Foreign Companies Accountable Act’s timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. The Company’s auditor, WWC, P.C. is headquartered in the U.S. and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. The Holding Foreign Companies Accountable Act and related regulations currently does not affect the Company as the Company’s auditor is subject to PCAOB’s inspection and investigation. See “Risk Factors- The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCAOB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in Hong Kong. A potential consequence is that our Class A Ordinary Shares may be delisted by the exchange. The delisting of our Class A Ordinary Shares, or the threat of our Class A Ordinary Shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.”

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including but not limited to (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Class A Ordinary Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

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Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	our insiders are not required to comply with Section 16 of the Exchange Act requiring such individuals and entities to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Corporate Information

Our principal executive offices are located at Unit 1301, Block C, Sea View Estate, 8 Watson Road, Tin Hau, Hong Kong. Our telephone number at this address is +852 3549 6889. Our registered office in the Cayman Islands is located at the offices of International Corporation Services Ltd, P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www.qmmm.io. The information contained on our website is not a part of this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our Class A Ordinary Shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations primarily through our subsidiaries in Hong Kong.

RISKS RELATING TO OUR BUSINESS

If we fail to upgrade, enhance and expand our technology and services to meet customer needs and preferences, the demand for our solutions and services may materially diminish.

Our businesses operate in industries that are subject to rapid technological advances and changing customer needs and preferences. In order to remain competitive and responsive to customer demands, we continually upgrade, enhance, and expand our technology, solutions and services. If we fail to respond successfully to technology challenges and customer needs and preferences, the demand for our solutions and services may diminish. In addition, investment in product and service development often involves a long return on investment cycle. We have made and expect to continue to make significant investments in product and service development. We must continue to dedicate a significant amount of resources to our development efforts before knowing to what extent our investments will result in products the market will accept. In addition, our business could be adversely affected in periods surrounding our new product and service introductions if customers delay purchasing decisions to evaluate the new product and service offerings. Furthermore, we may not execute successfully on our product and service development strategy, including because of challenges with regard to planning and timing and technical hurdles that we fail to overcome in a timely fashion. Other risks include the following:

●	our product and service planning efforts may fail to result in the development or commercialization of new technologies or ideas;

●	our research and development efforts may fail to translate new product and service plans into commercially feasible products and services;

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●	our new technologies or new products and services may not be well received by consumers;

●	we may not have adequate funding and resources necessary for continual investments in product and service planning and research and development;

●	Our products and services may become obsolete due to rapid advancements in technology and changes in consumer preferences; and

●	our newly developed technologies may not be protected as proprietary intellectual property rights.

Any failure to anticipate next-generation technologies or changes in customer preferences or to timely develop new or enhanced products and services in response could result in decreased revenue and market share. In particular, we may experience difficulties with design, development, marketing or receiving orders from customers, which could result in excessive research and development expenses and capital expenditure, delays or prevent our introduction of new or enhanced products and services. Furthermore, our research and development efforts may not yield the expected results or may prove to be futile due to the lack of market demand.

We face risks associated with the expansion of our business operations overseas and if we are unable to effectively manage such risks, our business growth and profitability may be negatively affected.

We intend to grow our business in part by expanding our sales network and operations internationally beyond Hong Kong. Our expansion plans include possibly establishing offices for sales, research and development and other operations in Asia, Europe, the Middle East, and the United States. However, there are risks associated with such global expansion plans, including:

●	high costs of investment to establish a presence in a new market and manage international operations;

●	competition in unfamiliar markets;

●	foreign currency exchange rate fluctuations;

●	regulatory differences and difficulties in ensuring compliance with multi-national legal requirements and multi-national operations;

●	changes in economic, legal, political or other local conditions in new markets;

●	our limited customer base and limited sales and relationships with international customers;

●	competitors in the overseas markets may be more dominant and have stronger ties with customers and greater financial and other resources;

●	challenges in managing our international sales channels effectively;

●	difficulties in and costs of productions and services overseas while complying with the different commercial, legal and regulatory requirements of the overseas markets in which we offer our products and services;

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●	difficulty in ensuring that our customers comply with the sanctions imposed by the Office of Foreign Assets Control in the United States and regulators in other countries and regions, on various foreign states, organizations and individuals;

●	inability to obtain, maintain or enforce intellectual property rights;

●	inability to effectively enforce contractual or legal rights or intellectual property rights in certain jurisdictions where we operate; and

●	governmental policies favoring domestic companies in certain foreign markets or trade barriers including export requirements, tariffs, taxes and other restrictions and charges. In particular, a worldwide trend in favor of nationalism and protectionist trade policy and the ongoing trade dispute between the United States and PRC as well as other potential international trade disputes could cause turbulence in international markets. These government policies or trade barriers could increase the prices of our products and make us less competitive in such countries.

If we are unable to effectively manage such risks, we may encounter difficulties in our overseas expansion plans and our business, reputation, results of operations and financial condition may be impaired.

Our business requires significant financial resources, but we may not be able to obtain it in a timely manner and on favorable terms or at all.

We had a net loss of $1,580,198 and $1,291,229 for 2024 and 2023, respectively. We have in the past financed our working capital needs primarily with capital contributions and loans from shareholders.

We may require additional cash resources due to the future growth, development and expansion of our business. Our future capital requirements may be substantial as we seek to expand our operations, diversify our product and service offering, and pursue acquisitions and equity investments. If our cash resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities.

Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations and cash flows and the liquidity of international capital and lending markets. In addition, our loan agreements may contain financial covenants that restrict our ability to incur additional indebtedness or to distribute dividends. Any indebtedness that we may incur in the future may also contain operating and financial covenants that could further restrict our operations. We cannot assure you that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. A large amount of bank borrowings and other debt may result in a significant increase in interest expense while at the same time exposing us to increased interest rate risks. Equity financings could result in dilution to our shareholders, and the securities issued in future financings may have rights, preferences and privileges that are senior to those of our Class A Ordinary Shares. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a material adverse effect on our business, results of operations and financial condition.

We may not be able to price our products and services at our desired margins as a result of any decrease in our bargaining power or changes in market conditions.

We set prices for our products and services based on various internal and external factors, such as the cost of production, the technological contents of our products, market conditions, and competition we face. Our ability to set favorable prices at our desired margins and accurately estimate costs, among other factors, has a significant impact on our profitability. We cannot assure you that we will be able to maintain our pricing or bargaining power or that our gross profit margin will not be driven down by market conditions or other factors. If we see higher pricing pressure due to intensified competition from other providers, decreases in prices and fees to our customers in the end market or any other reasons, or if we otherwise lose bargaining power due to weaker demand for our products and services, we may need to reduce the prices and fees and lower the margins of our productions and services. Moreover, we may not be able to accurately estimate our costs or pass on all or part of any increase in our costs of production to our customers. As a result, our results of operations and financial condition could be materially and adversely affected.

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Our success depends on our key management personnel.

Our success is largely attributable to the continued commitment and contribution of our executive directors and senior management. Their extensive knowledge and experience in the digital media, virtual reality, virtual apparel, digital advertising, and animation design, as well as their established relationships with our customers have played a major role in our attainments. Mr. Bun Kwai and Mr. Chun San Leung each has over 19 years of experience in the digital media, virtual reality, virtual apparel, digital advertising, and animation design industry. Other than our executive directors, our senior management team, Ms. Fung Kuen Constance Li, Mr. Siu Kei Tse and Ms. Mei Yee Li, who possess over 18, 19 and 18 years’ experience in computer animation, advertising, and film industries, respectively, also play an important role in the daily operation of the Company.

There is no assurance that we will be able to retain these key personnel, and the loss of any of them without suitable and timely replacements, or the inability to attract and retain qualified personnel may adversely affect our business, results of operations, financial positions and prospects.

The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCAOB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in Hong Kong. A potential consequence is that our Class A Ordinary Shares may be delisted by the exchange. The delisting of our Class A Ordinary Shares, or the threat of our Class A Ordinary Shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

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On November 5, 2021, the SEC adopted the PCAOB rule to implement HFCA Act, which provides a framework for the PCAOB to determine whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (the “Commission-Identified Issuers”). A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

On December 16, 2021, the PCAOB issued its determinations (the “Determination”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. The Determination includes lists of public accounting firms headquartered in mainland China and Hong Kong that the PCAOB is unable to inspect or investigate completely.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

The enactment of the HFCA Act and related regulations and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could cause investors uncertainty for affected issuers and the market price of our Class A Ordinary Shares could be adversely affected, and we could be delisted if our auditor is unable to meet the PCAOB inspection requirement.

The lack of access to PCAOB inspections prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China and Hong Kong makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures and quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections.

Our auditor, WWC, P.C, an independent registered public accounting firm that is headquartered in the United States, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts inspections to assess its compliance with the applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis with the last inspection in 2021 and it is not included in the PCAOB Determinations. However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. If it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, the lack of inspection could cause the trading in our securities to be prohibited under the Holding Foreign Companies Accountable Act, and as a result Nasdaq may delist our securities. If our securities are unable to be listed on another securities exchange, such a delisting would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares. Further, new laws and regulations or changes in laws and regulations in both the United States and Hong Kong could affect the listing status and trading our Class A Ordinary Shares on Nasdaq, which could materially impair the market for and market price of our securities.

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Our businesses collect, host, store, transfer, process, disclose, use, secure and retain and dispose of personal and business information, and a security or privacy breach may damage or disrupt our businesses, result in the disclosure of confidential information, damage our reputation, increase our costs, cause losses and materially adversely affect our results of operations.

In connection with our business, we collect, host, store, transfer, process, disclose, use, secure and retain and dispose of personal and business information about our customers, our vendors and our employees, contractors and temporary staff, including payroll information, health care information, personal and business financial data, identity card numbers, bank account numbers, tax information and other sensitive personal and business information.

We devote significant resources to safeguard the personal and business information in our possession and maintain and regularly update our systems and processes. Nonetheless, attacks on information technology systems continue to grow globally in frequency, complexity and sophistication, and we may be targeted by unauthorized parties using malicious tactics, code and viruses. Certain of these malicious parties may be state-sponsored and supported by significant financial and technological resources. Although this is a global problem, it may affect our businesses more than other businesses because malevolent parties may focus on the amount and type of personal and business information that our businesses collect, host, store, transfer, process, disclose, use, secure and retain and dispose of.

We have programs and processes in place to prevent, detect and respond to data or cyber security incidents. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, are increasingly more complex and sophisticated and may be difficult to detect for long periods of time, we may be unable or fail to anticipate these techniques or implement adequate or timely preventive or responsive measures. Our ability to address cyber security incidents may also depend on the timing and nature of assistance that may be provided from relevant government or law enforcement agencies. Hardware, software, applications or services that we develop or procure from third parties, or are required by third parties such as foreign suppliers to install on our systems, may contain defects in design or manufacture or other problems that could (or, in respect of third-party software, may be designed to) compromise the confidentiality, integrity or availability of data on our systems. Unauthorized parties may also attempt to gain access to our systems or facilities, or those of third parties with whom we do business, through fraud, trickery, or other methods of deceiving these third parties or our personnel, including phishing and other social engineering techniques whereby attackers use end-user behavior to distribute computer viruses and malware into our systems or otherwise compromise the confidentiality, integrity or availability of data on our systems. As these threats continue to evolve and increase, we continue to invest resources, and may be required to invest significant additional resources, to modify and enhance our information security and controls and to investigate and remediate any security vulnerabilities. In addition, while our operating environments are designed to safeguard and protect personal and business information, we may not have the ability to monitor the implementation or effectiveness of any safeguards by our customers, vendors or partners and, in any event, third parties may be able to circumvent those security measures. Information obtained by malevolent parties resulting from successful attacks against our customers, vendors, partners or other third parties may, in turn, be used to attack our information technology systems.

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Any cyberattack, unauthorized intrusion, malicious software infiltration, network disruption, denial of service, corruption of data, theft of non-public or other sensitive information, or similar act by a malevolent party, or inadvertent acts or inactions by our vendors, partners or personnel, could result in the loss, disclosure or misuse of confidential personal or business information or the theft of customer or end-user data, and could have a materially adverse effect on our business or results of operations or that of our customers, resulting in liability, litigation, regulatory investigations and sanctions or a loss of confidence in our ability to serve customers, or cause current or potential customers to choose another service provider. As the global cyber-environment grows increasingly hostile, the security of our operating environment is ever more important to our customers and potential customers. As a result, the breach or perceived breach of our security systems could result in a loss of confidence by our customers or potential customers and cause them to choose another service provider, which could have a materially adverse effect on our business.

Although we believe that we maintain a robust program of information security and controls and none of the data or cyber security incidents that we have encountered to date have materially impacted us, a data or cyber security incident could have a materially adverse effect on our business, results of operations, financial condition and reputation.

RISKS RELATING TO Doing Business in HONG KONG

We rely on dividends and other distributions on equity paid by our operating entities in Hong Kong to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our operating entities to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

We are a holding company incorporated as an exempted company with limited liability under the laws of the Cayman Islands, and we rely on dividends and other distributions on equity paid by our operating entities in Hong Kong for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our operating entities incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Taxation - Hong Kong Taxation.” The PRC laws and regulations do not currently have any material impact on transfers of cash from QMMM to the operating entities or from the operating entities to QMMM, our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating entities. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless.

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Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little or no advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiaries and any changes in such laws and regulations and interpretations may impair their ability to operate profitably, which could result in a material negative impact on their operations and/or the value of the securities we are registering for sale.

Although we have direct ownership of our operating entities in Hong Kong and currently do not have or intend to have any subsidiary or any contractual arrangement to establish a VIE structure with any entity in mainland China, we are still subject to certain legal and operational risks associated with our operating entities being based in Hong Kong and having all of their operations in Hong Kong. Additionally, the legal and operational risks associated in mainland China may also apply to operations in Hong Kong in the future, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to our operating entities in Hong Kong, and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. In the event that we or our operating entities were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our operating entities might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and\or no longer be permitted to continue business operations as presently conducted. Our organizational structure involves risks to the investors, which would likely result in a material change in our operations and/or a material change in the value of the securities QMMM is registering for sale, including the risk that such event could cause the value of such securities to significantly decline or become worthless.

The uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operating subsidiaries’ operations at any time could result in a material change in our operating subsidiaries’ operations and/or the value of the securities we are registering.

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We may become subject to a variety of PRC laws and other obligations regarding overseas listing rules and data security, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition and results of operations.

QMMM is a holding company incorporated as an exempted company with limited liability under the laws of the Cayman Islands with two subsidiaries operating and based in Hong Kong. As of the date of this prospectus, we have no subsidiary, VIE structure or any direct operations in mainland China, nor do we intend to have any subsidiary or VIE structure or to acquire any equity interests in any domestic companies in mainland China, and we are not controlled by any companies or individuals of mainland China. Further, we are headquartered in Hong Kong, with our chief executive officer, chief financial officer and all members of the board of directors of QMMM are based in Hong Kong and are not mainland China citizens. All of our revenues and profits are generated by our operating entities in Hong Kong. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, as confirmed by our PRC counsel, Guangdong Wesley Law Firm, as of the date of this prospectus, we would not be subject to filing requirements with the CSRC under Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”).

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures were published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission (“CSRC”), State Secrecy Administration and State Cryptography Administration and became effective on February 15, 2022, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC. We believe we are fully in compliance with the regulations or policies that have been issued by the CAC to date. As advised by our Chinese counsel, Guangdong Wesley Law Firm, that the Company and its subsidiaries are not subject to the regulations and rules issued by CAC. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. The new rules provide that the determination as to whether a Chinese domestic company is indirectly offering and listing securities on an overseas market shall be made on a substance over form basis, and if the issuer meets the following conditions, the offering and listing shall be determined as an indirect overseas offering and listing by a Chinese domestic company: (i) any of the revenue, profit, total assets or net assets of the Chinese domestic entity is more than 50% of the related financials in the issuer’s audited consolidated financial statements for the most recent fiscal year; (ii) the senior managers in charge of business operation and management of the issuer are mostly Chinese citizens or with regular domicile in China, the main locations of its business operations are in China or main business activities are conducted in China. We are headquartered in Hong Kong with all our executive officers and directors based in Hong Kong who are not Chinese citizens, all of our assets are located in Hong Kong and all of our revenues and profits are generated by our subsidiaries in Hong Kong. We are advised by our Chinese counsel, Guangdong Wesley Law Firm, that the Company is not subject to the New Overseas Listing Rules.

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On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. PRC domestic enterprises seeking to offer securities and list in overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. As of the date of this prospectus, as confirmed by our PRC counsel, Guangdong Wesley Law Firm, these new laws and guidelines have not impacted the Company’s ability to conduct its business, offering securities to foreign investors, or list and trade on a U.S. or other foreign exchange. The Company is headquartered in Hong Kong and it owns 100% equity interest of all its subsidiaries in Hong Kong and does not have a VIE structure. The operating subsidiaries of the Company provide digital media advertising services and marketing production services in Hong Kong and they are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security of China and they don’t have documents and materials which may adversely affect national security or public interests of China. However, any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our Class A Ordinary Shares and could significantly limit or completely hinder our ability to offer our Class A Ordinary Shares to investors or cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

As of the date of this prospectus, we are advised by Hong Kong counsel, David Fong & Co.,that the Company is not required to obtain permission or approval from Hong Kong authorities to register and offer the securities to foreign investors or list and trade on a U.S. or other foreign exchange. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. However, if we did become subject to PRC laws/authorities, we could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer being able to conduct offerings to foreign investors, and no longer be permitted to continue our current business operations. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. We currently have no operation or subsidiary in China, we or our subsidiaries are not required to obtain from Chinese authorities to operate our business and to offer the securities being registered to foreign investors. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Pursuant to the Basic Law of the Hong Kong Special Administrative Region, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which are confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Also, we or our subsidiaries, are not covered by permissions requirements from CSRC, CAC or any other governmental agency. We have received all requisite permissions or approvals, i.e. certificates of incorporation and business registration certificates that have been obtained by ManyMany Creation and Quantum Matrix in Hong Kong, for our business operations and no permission or approval has been denied. If we or any of our subsidiaries do not receive or maintain permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we or our subsidiaries are required to obtain such permissions or approvals in the future, it could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless.

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our operating subsidiaries in Hong Kong.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences - secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security - and their corresponding penalties. On July 14, 2020, the U.S. President signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including the former HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our subsidiary’s business operations, financial position and results of operations could be materially and adversely affected.

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RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF OUR CLASS A ORDINARY SHARES

Future sales of a substantial amount of our Class A Ordinary Shares may cause our stock price to decline.

If we or our existing shareholders, our directors or their affiliates or certain of our executive officers, sell a substantial number of our Class A Ordinary Shares in the public market, the market price of our Class A Ordinary Shares could decrease significantly. The perception in the public market that we or our shareholders might sell our Class A Ordinary Shares could also depress the market price of our Class A Ordinary Shares and could impair our future ability to obtain capital, especially through an offering of equity securities.

We have made significant offerings of our Class A Ordinary Shares in the past and may do so again in the future.

Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Class A Ordinary Shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders including the election of directors, amendment of amendment of memorandum and articles of association and approval of major corporate transactions, while holders of Class B Ordinary Shares will be entitled to twenty (20) votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, FORTUNE WINGS VENTURES LIMITED, our controlling shareholder, beneficially owns 8,254,500 Class B Ordinary Shares as of the date of this prospectus, representing 77.13% aggregate voting power of our Company. The interests of our Controlling Shareholder may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholder differ from your interests, you may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

Our chief executive officer, Mr. Bun Kwai may continue to be able to exert significance influence over our company following this offering, and his interests may be different from or conflict with those of the holders of our Class A Ordinary Shares.

Our Chairman of the Board and Chief Executive Officer, Mr. Bun Kwai through Fortune Wings Ventures Limited, a British Virgin Islands business company wholly owned by Mr. Kwai, controls approximately 77.13% of the voting power of our Company as at the date of this prospectus. In addition to the elections of our directors, Mr. Kwai is and may continue to be able to exert a significant degree of influence or actual control over other management and affairs and control matters requiring an approval from a majority of shareholders, including the merger, consolidation or sale of all or substantially all of our assets, and any other significant transaction. Mr. Kwai’s interests might not always be aligned with the interests of our other shareholders. Without the consent of Mr. Kwai, we could be prevented from entering into potentially beneficial transactions if such transactions conflict with our principal shareholder’s interests. As an officer of the Company, Mr. Kwai owes a fiduciary duty to our shareholders and must act in good faith in a manner he reasonably believes to be in the best interests of our shareholders. As a shareholder, Mr. Kwai is entitled to vote his shares in his own interests, which may not always be in the interests of our shareholders.

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CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by the Memorandum and Articles of Association, as amended and restated from time to time (each the Memorandum and the Articles). Our and the Companies Act, and common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is USD50,000.00 divided into 490,000,000 Class A Ordinary Shares of par value USD0.0001 each and 10,000,000 Class B Ordinary Shares of par value USD0.0001 each (collectively, the “Ordinary Shares”). As of the date of this prospectus, 48,951,842 Class A Ordinary Shares and 8,254,500 Class B Ordinary Shares were issued.

Our Memorandum and Articles of Association

Ordinary Shares

Dividends. Subject to any rights or restrictions for the time being attached to any class or classes of shares, our Board may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by the board out of our Company except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to our Company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against the Company.

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Voting Rights. Subject to any rights or restrictions for the time being attached to any class or classes of shares, unless their shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all shareholders are entitled to vote at a general meeting, and all shareholders holding shares of a particular class of shares are entitled to vote at a meeting of the holders of that class of shares. Unless otherwise required under the Companies Act or by the Articles, holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to vote by the shareholders. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes by shareholders who (being entitled to do so) vote in person or by proxy or, in the case of corporations, by their duly authorised representatives, at that meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes of the votes by shareholders who (being entitled to do so) vote in person or by proxy at that meeting. A special resolution will be required for important matters such as making changes to our memorandum and articles of association. A resolution put to the vote of the meeting shall be decided on a poll. On a poll, each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to twenty (20) votes on all matters subject to vote at general meetings of the Company.

Winding Up; Liquidation. If we are wound up, the shareholders may, subject to the Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

● to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

● to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares. We may issue shares that are, or at its option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands exempted company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of Ordinary Shares will have no preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Anti-Takeover Provisions. Some provisions of our current Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable. Our authorized, but unissued Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise addition capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Warrants

There are no outstanding warrants to purchase any of our securities.

Options

There are no outstanding options to purchase any of our securities.

Differences in Corporate Law

The Companies Act is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.

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A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90.0% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition, which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion. If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of certain Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares where the vote of shareholders is required to approve the transaction.

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Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current Memorandum and Articles of Association provide that to the extent permitted by law, the Company shall indemnify each existing or former director (including alternate director), secretary and other officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(i)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and
(ii)	without limitation to (i), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of the Company in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or officer for those legal costs.

This standard of conduct is similar to but little more lax than that permitted under the Delaware General Corporation Law for a Delaware corporation, which permits indemnification if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Delaware corporation, and, with respect to any criminal action or proceeding, such person to be indemnified had no reasonable cause to believe such person’s conduct was unlawful. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction and base such director’s decision on such information. In doing so, a Delaware director is entitled to rely in good faith on corporation’s records and on information, opinions, reports or statements presented to the board by the company’s officers, employees or board committees, or by other parties as to matters the director reasonably believes are within such other parties’ professional or expert competence and who have been selected for the company with reasonable care. Further, Delaware corporations may include in their certificates of incorporation an exculpation provision for the benefit of its directors. At its maximum strength, such an exculpatory provision eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of the duty of care (but not, among other things, breaches of the duty of loyalty). The duty of loyalty requires that a director acts independently and in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation (the “Business Judgement Rule”). However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. To rebut the presumption, a party attempting to so rebut has the burden of presenting evidence that directors were at least grossly negligent in not becoming adequately informed or were motivated by interests other than those of the company’s stockholders as a whole (or acted in bad faith by consciously disregarding a known duty). Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company-a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Memorandum and Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

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Shareholder Proposals. Under the Delaware General Corporation Law, the by-laws may afford shareholders the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in the memorandum and articles of association. Pursuant to our current Memorandum and Articles of Association, a shareholders’ requisition is a requisition of shareholders of the Company holding at the date of deposit of the requisition not less than ten percent of the rights to vote at such general meeting of the Company. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our current Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors, unless the certificate of incorporation provides otherwise. Under our current Memorandum and Articles of Association, directors may be removed by an ordinary resolution of our shareholders. A director will also cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a super majority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act (as revised) and our current Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

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Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class. Under Cayman Islands law and our current Memorandum and Articles of Association, if at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may only be varied with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides for a greater required number of shares for approval. As permitted by Cayman Islands law, our current Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our current Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase Class A Ordinary Shares, debt securities or any combination thereof. We may issue warrants independently or together with Class A Ordinary Shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase Class A Ordinary Shares, the number of Class A Ordinary Shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the term of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our Class A Ordinary Shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of QMMM Holdings Limited. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

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Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

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●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Class A Ordinary Shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

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●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

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However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,
●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
●	any obligations with respect to any capital stock;
●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and
●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of QMMM Holdings Limited, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

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In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of QMMM Holdings Limited; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

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The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

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Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

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Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

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Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Class A Ordinary Shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our Class A Ordinary Shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our amended and restated memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of Class A Ordinary Shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase Class A Ordinary Shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of Class A Ordinary Shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or Class A Ordinary Shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

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●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than Class A Ordinary Shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

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In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

TAXATION

The following discussion of material Cayman Islands, Hong Kong and United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier, our Cayman Islands counsel. To the extent that the discussion relates to matters of Hong Kong tax law, it represents the opinion of David Fong & Co., our Hong Kong counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling our Class A Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling our Class A Ordinary Shares. As advised by David Fong & Co., our counsel with respect to Hong Kong law, under the current laws of Hong Kong:

●	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Class A Ordinary Shares.

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●	Revenues gains from the sale of our Class A Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be subject to Hong Kong profits tax, which is currently imposed at the rate of 16.5% and 15% on corporations and unincorporated businesses, respectively, and at a maximum rate of 15% on individuals. A two-tiered profits tax rates regime applies: 8.25% for corporation and 7.5% for unincorporated businesses and individuals on the first HK$2 million of assessable profit, and 16.5% for corporation and 15% for unincorporated businesses and individuals on the remainder of assessable profits.

●	Gains arising from the sale of Class A Ordinary Shares, where the purchases and sales of the Class A Ordinary Shares are effected outside of Hong Kong, such as in the Cayman Islands, are not subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Class A Ordinary Shares are not subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Class A Ordinary Shares.

United States Federal Income Tax Considerations

The following is a discussion of United States federal income tax considerations relating to the acquisition, ownership, and disposition of our Class A Ordinary Shares by a U.S. Holder, as defined below, that acquires our Class A Ordinary Shares in this offering and holds our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or treated as a tax resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

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If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A Ordinary Shares are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

The discussion set forth below is addressed only to U.S. Holders that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on NASDAQ. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

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Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, at least 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities, as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, the shares will continue to be treated as stock in a PFIC for all succeeding years during which you hold Class A Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

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The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “-Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Class A Ordinary Shares are regularly traded on NASDAQ and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shareswill continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

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You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$122,480
Financial Industry Regulatory Authority fee	$	*
Legal fees and expenses		$131,786
Accounting fees and expenses		$60,000
Miscellaneous		$50,064
Total		$264,202

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

50

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since June 30, 2025.

LEGAL MATTERS

The Company is being represented by Loeb & Loeb LLP, with respect to legal matters of United States federal securities law. The validity of the Class A Ordinary Shares offered by this prospectus and legal matters as to Cayman Islands law as well as the laws of the British Virgin Islands pertaining to the Company and its subsidiaries will be passed upon for us by Ogier. The Company is being represented by David Fong & Co. with regard to Hong Kong law. The Company is being represented by Guangdong Wesley Law Firm with regard to Chinese law. Loeb & Loeb LLP, may rely upon David Fong & Co. with respect to matters governed by Hong Kong law and Guangdong Wesley Law Firm with respect to matters governed by Chinese law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The audited consolidated financial statements as of September 30, 2024 and 2023 incorporated by reference in this prospectus from our annual report on Form 20-F for the fiscal year ended September 30, 2024 have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The office of WWC, P.C. is located at 2010 Pioneer Ct, San Mateo, CA 94403.

Changes in Registrant’s Certifying Accountant

Previous Independent Registered Public Accounting Firm

On July 29, 2025, our board of directors resolved not to reappoint WWC, P.C. (“WWC”) as our independent accountants. We informed WWC of this determination on July 29, 2025, which was effective July 29, 2025.

WWC, P.C. has rendered reports on our consolidated financial statements since the year ended September 30, 2022 . During the fiscal years ended September 30, 2022, 2023 and 2024 up to July 29, 2025, WWC has neither provided any adverse opinion or qualifications on our consolidated financial statements nor had a disagreement with the Company since their engagement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements that, if not resolved to WWC’s satisfaction, would have caused WWC to make reference to the subject matter of the disagreement in connection with the audit of the Company’s consolidated financial statements.

None of the reportable events described under Item 16F(a)(1)(v) of Form 20-F occurred within period of the engagement of WWC.

51

New independent registered public accounting firm

We have engaged J&S Associate PLT (“J&S”) as our independent registered public accounting firm, effective July 29, 2025. The decision to engage J&S as our independent registered public accounting firm was approved by our board of directors.

During the two most recent fiscal years and through the date of this report, we have not consulted with J&S regarding any of the following:

1.	the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements;

2.	the type of audit opinion that might be rendered on the Company’s financial statements by J&S, in either case where written or oral advice provided by J&S would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or

3.	any matter that was either the subject of a disagreement (as described under Item 16F(a)(1)(v) of Form 20-F)

The office of J&S is located at B-11-14, Megan Avenue II 12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages may accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	The Cayman Islands may have a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. Mr. Bun Kwai, Mr. Wing Kam (Eric) Yeung, Mr. Chun San Leung, Mr. Kui Hung (Johnny) Hui and Yee Man (Irving) Cheung are all located in Hong Kong. All of our executive officers, directors and senior management are nationals and residents of Hong Kong and a substantial portion of their assets are located outside the United States, except for Mr. Anthony Chan, who is a resident of the U.S. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

52

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; (e) has not been obtained by fraud; and (f) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

David Fong & Co., our counsel as to Hong Kong laws, has advised us that judgments of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrariness to public policy. However, a separate legal action for collection of a debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

53

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Form 424B4 prospectus filed with the SEC on June 20, 2025;

●	our report of foreign private issuer on Form 6-K, furnished to the SEC on July 23, 2024, August 8, 2024, August 26, 2024, February 19, 2025, February 28, 2025, March 13, 2025, March 25, 2025, March 26, 2025, April 10, 2025, June 23, 2025, July 3, 2025, July 29, 2025 and August 29, 2025.

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on July 18, 2024, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report contains a description of our business primarily through our subsidiaries in Hong Kong and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: QMMM Holdings Limited, Unit 1301, Block C, Sea View Estate, 8 Watson Road, Tin Hau, Hong Kong; Tel: +852 3549 6889.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

54

QMMM HOLDINGS LIMITED

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

F-1

QMMM HOLDINGS LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars, except for number of shares)

	As of
	March 31, 2025	September 30, 2024
		(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$167,914	$497,993
Accounts receivable, net	303,767	266,379
Deferred public offering costs	25,000	-
Contract costs	50,129	440,330
Prepayment	3,342,524	3,347,677
Deposits and other current assets, net	51,014	51,083
Total current assets	3,940,348	4,603,462

Non-current assets:
Property and equipment, net	12,607	22,297
Intangible assets, net	8,933	14,206
Prepayment	434,690	1,179,873
Operating lease right-of-use assets, net	62,716	154,254
Total non-current assets	518,946	1,370,630

TOTAL ASSETS	$4,459,294	$5,974,092

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Contract liabilities	$-	$1,673
Due to shareholders	104,534	14,649
Operating lease liabilities, current	62,716	154,254
Income tax payable	136,958	152,740
Accrued liabilities and other payables	236,573	343,539
Accrued liabilities and other payables – related parties	13,345	21,279
TOTAL LIABILITIES	$554,126	$688,134

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Ordinary share, $0.0001 par value; 500,000,000 shares authorized, 17,206,342 and 17,206,342 shares issued and outstanding as of March 31, 2025 and September 30, 2024, respectively	$1,721	$1,721
Additional paid in capital	7,804,868	7,804,868
Accumulated deficits	(3,895,665)	(2,513,747)
Accumulated other comprehensive loss	(5,756)	(6,884)
Total Shareholders’ Equity	3,905,168	5,285,958

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,459,294	$5,974,092

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

QMMM HOLDINGS LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Stated in US Dollars, except for number of shares)

	For the Six Months Ended March 31,
	2025	2024

Revenues	$1,225,912	$2,047,889
Cost of revenues	(1,070,229)	(1,493,014)
Gross profit	155,683	554,875

Operating expenses
Selling and marketing expenses	(752,922)	-
General and administrative expenses	(811,768)	(688,032)
Total operating expenses	(1,564,690)	(688,032)

Operating loss	(1,409,007)	(133,157)

Other (expenses) income, net
Other income	76	-
Interest income	237	1,316
Interest expense	(4,150)	(10,372)
Total other (expenses) income, net	(3,837)	(9,056)

Loss before taxes	(1,412,844)	(142,213)

Income tax credit (expense)	30,926	(3,859)

Net loss	$(1,381,918)	$(146,072)

Other comprehensive loss
Foreign currency translation adjustment	1,128	80
Total comprehensive loss	$(1,380,790)	$(145,922)

Loss per share – basic and diluted	$(0.08)	$(0.01)
Basic and diluted weighted average shares outstanding	17,206,342	15,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

QMMM HOLDINGS LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

(Stated in US Dollars, except for number of shares)

	Six Months Ended March 31, 2024
					Accumulated
	Number		Additional		other
	of	Ordinary	paid in	Accumulated	comprehensive
	Shares	Shares	capital	deficit	income	Total

Balance as of October 1, 2023	15,000,000	$1,500	$13,500	$(933,549)	$2,963	$(915,586)

Net loss	-	-	-	(146,072)	-	(146,072)
Foreign currency translation adjustment	-	-	-	-	80	80

Balance as of March 31, 2024	15,000,000	$1,500	$13,500	$(1,079,621)	$3,043	$(1,061,578)

	Six Months Ended March 31, 2025
					Accumulated
	Number		Additional		other
	of	Ordinary	paid in	Accumulated	comprehensive
	Shares	Shares	capital	deficit	loss	Total

Balance as of October 1, 2024	17,206,342	$1,721	$7,804,868	$(2,513,747)	$(6,884)	$5,285,958

Net loss	-	-	-	(1,381,918)	-	(1,381,918)
Foreign currency translation adjustment	-	-	-	-	1,128	1,128

Balance as of March 31, 2025	17,206,342	$1,721	$7,804,868	$(3,895,665)	$(5,756)	$3,905,168

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

QMMM HOLDINGS LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	Six Months Ended March 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,381,918)	$(146,072)
Depreciation of property and equipment	9,663	11,753
Amortization of intangible assets	5,256	5,229
Amortization of operating lease right-of-use assets	91,361	84,693
Expected credit loss allowance	19,099	8,147
Changes in assets and liabilities:
Accounts receivable	(56,863)	(100,304)
Contract costs	389,741	-
Deposits and other current assets	744,436	-
Accounts payable	-	128
Contract liabilities	(1,673)	26,622
Accrued liabilities and other payables	(114,595)	(82,415)
Operating lease liabilities	(91,361)	(84,650)
Income tax payable	(15,568)	(24,334)
Net cash used in operating activities	(402,422)	(301,203)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred public offering cost	(25,000)	-
Proceeds from shareholders	97,903	389,912
Net cash provided by financing activities	72,903	389,912

Net (decrease) increase in cash and cash equivalents	(329,519)	88,709
Effect of foreign currency translation on cash and cash equivalents	(560)	(17)
Cash and cash equivalents, beginning of period	497,993	130,201
Cash and cash equivalents, end of period	$167,914	$218,893

Supplementary cash flow information:
Income taxes refund	$(15,144)	$(28,193)
Listing fees	$-	$387,574

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

QMMM Holdings Limited (The “Group” or the “Company”) was incorporated in the Cayman Island on July 29, 2022 as an investment holding company. The Company conducts its primary operations through two of its indirectly wholly owned subsidiaries ManyMany Creations Limited (“MM”) and Quantum Matrix Limited (“QM”) which are both incorporated and domiciled in the Hong Kong Special Administrative Region (“HK SAR”). The Company is primarily engaged in providing digital media advertising and marketing production services and it is headquartered in Hong Kong

The following is an organization chart of the Company and its subsidiaries:

As of March 31, 2025, the Company’s subsidiaries are detailed in the table as follows:

Name	Background	Ownership %	Principal activity
Grade A Global Limited	● A BVI company ● Incorporated on July 5, 2022	100%	Holding Company
Witty Time Holdings Limited	● A BVI company ● Incorporated on July 5, 2022	100%	Holding Company
ManyMany Creations Limited (“MM”)	● A Hong Kong company ● Incorporated on June 15, 2005	100%	Digital media advertising and marketing production services
Quantum Matrix Limited (“QM”)	● A Hong Kong company ● Incorporated on March 20, 2014	100%	Digital media advertising and marketing production services

The registration statement for the Company’s Initial Public Offering (the “Offering”) was declared effective by the SEC on July 1, 2024. On July 22, 2024, the Company consummated the Offering of 2,150,000 ordinary shares at a price to the public of $4.00 per share. On August 8, 2024, the Company further issued 56,342 ordinary shares at a price of $4.00 per share with underwriter partially exercised the over-allotment option. The aggregate gross proceeds from the Offering amounted to $8,825,368, prior to deducting underwriting discounts, commissions and offering-related expenses.

F-6

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

Group reorganization

Pursuant to a group reorganization (the “group reorganization”) to rationalize the structure of the Company and its subsidiary companies (herein collectively referred to as the “Group”) in preparation for the listing of our shares, the Company becomes the holding company of the Group on November 14, 2022. As the Group were under same control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the group reorganization, the unaudited condensed consolidated statements of operations and comprehensive loss, unaudited condensed consolidated statements of changes in shareholders’ (deficit) equity and unaudited condensed consolidated statements of cash flows are prepared as if the current group structure had been in existence throughout the beginning of the period, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period

GOING CONCERN

The Company has incurred a net loss of $1,381,918 for the six months ended March 31, 2025. As of March 31, 2025, the Company had an accumulated deficit of $3,895,665; its net cash used in operating activities for the six months ended March 31, 2025 was $402,422. As of the date of this report, there still exists substantial doubt that the Company will continue as going concern. Management plans to focus its resources on more profitable projects. Additionally, the Company plans to raise capital via private placement or public offering in the event that the Company does not have adequate liquidity to meet its current obligations.

The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These unaudited condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of preparation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). The Company eliminates all significant intercompany balances and transactions in its unaudited condensed consolidated financial statements.

Management has prepared the accompanying unaudited condensed consolidated financial statements and these notes in accordance to generally accepted accounting principles in the United States (“US GAAP”). The Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

F-7

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency translation

The accompanying unaudited condensed consolidated financial statements are presented in the United States Dollars (“USD” or “$”), which is the reporting currency of the Company. The functional currency of the Company’s subsidiaries in the Hong Kong is Hong Kong Dollars (“HKD” or “HK$”), its other subsidiaries which are incorporated in British Virgin Islands is United States Dollars, respectively, which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

The Company’s assets and liabilities are translated into $ from HK$ at year-end exchange rates. Its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Translation of amounts from HKD into USD has been made at the following exchange rates:

	March 31, 2025	September 30, 2024	March 31, 2024
Period-end $: HK$ exchange rate	7.7799	7.7693	7.8259
Period average $: HK$ exchange rate	7.7771	7.8084	7.8172

Prepayment

Prepayment is mainly comprised of payments made to vendors or service providers for future services that have not been provided. These amounts are non- refundable and bear no interest.

F-8

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deposits and other current assets, net

Deposits are mainly for rent, utilities and money deposited with certain vendors. These amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and are refundable upon contract termination. The long-term deposits are refunded from suppliers when terms and conditions set forth in the agreements have been satisfied.

Other current assets, net, primarily consists of other receivables from third parties. These amounts are non-refundable, unsecured and bear no interest. Management reviews periodically to determine if the allowance is adequate and adjusts the allowance when necessary.

As of March 31, 2025 and September 30, 2024, the Company made $540 and $540 allowance for doubtful accounts for deposit and other current assets, respectively.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation and any impairment losses. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company typically applies a salvage value of 0%. The estimated useful lives of the plan and equipment are as follows:

Furniture and fixtures	4 years
Office equipment	4 years
Motor vehicle	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s unaudited condensed consolidated statements of operations and comprehensive income. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

Intangible assets, net

Intangible assets purchased from third parties are initially recorded at cost and amortized on a straight-line basis over the estimated economic useful lives. The acquired intangible assets are recognized and measured at fair value and are expensed or amortized using the straight-line approach over the estimated economic useful lives of the assets.

The estimated useful lives of major intangible assets are as follows:

Website	4 years
Patent	4 years

F-9

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of long-lived assets

Long-lived assets, representing property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2025 and September 30, 2024, no impairment of long-lived assets was recognized.

Deferred IPO costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include underwriting fees related to the registration preparation, FINRA filing fees and Nasdaq filing fees.

Lease

Effective October 1, 2020, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

As of March 31, 2025 and September 30, 2024, there were approximately $62,716 and $154,254 right of use (“ROU”) assets and approximately $62,716 and $154,254 lease liabilities based on the present value of the future minimum rental payments of leases, respectively. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Dollar Best Lending Rate (“BLR”) 5.875% (2024: 5.875%) plus Margin 1.500% p.a. was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 7.375% (2024: 7.375%).

F-10

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Related parties include:

a.	Affiliates of the entity
b.	Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity
c.	Trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management
d.	Principal owners of the entity and members of their immediate families
e.	Management of the entity and members of their immediate families
f.	Other parties with which the entity may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests
g.	Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Recent accounting pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures (“ASU 2024-03”). This update requires, among other things, more detailed disclosure about types of expenses in commonly presented expense captions such as cost of sales and selling, general, and administrative expenses, and is intended to improve the disclosures about an entity’s expenses including purchases of inventory, employee compensation, depreciation and amortization. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Management is currently evaluating the standard to determine the impact of adoption on its consolidated financial statements and disclosures.

In January 2025, the FASB issued ASU 2025-01, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“2025-01”). The amendment in this Update amends the effective date of Update 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted. Management is currently evaluating the standard to determine the impact of adoption on its consolidated financial statements and disclosures.

In March 2025, the FASB issued ASU 2025-03, “Business Combinations (Topic 805) and Consolidation (Topic 810)” (“ASU 2025-03”). The amendments in this Update require an entity involved in an acquisition transaction effected primarily by exchanging equity interests when the legal acquiree is a variable interest entity (VIE) that meets the definition of a business to consider the factors in paragraphs 805-10-55-12 through 55-15 to determine which entity is the accounting acquirer. The amendments in this Update differ from current GAAP because, for certain transactions, they replace the requirement that the primary beneficiary always is the acquirer with an assessment that requires an entity to consider the factors to determine which entity is the accounting acquirer. The amendments in this Update enhance the comparability of financial statements across entities engaging in acquisition transactions effected primarily by exchanging equity interests when the legal acquiree meets the definition of a business. Specifically, under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity. The amendments in this Update do not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. Management is currently evaluating the standard to determine the impact of adoption on its consolidated financial statements and disclosures.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statement of operations and comprehensive (loss) income and statement of cash flows.

Revenue Recognition

Effective October 1, 2020, the Company adopted ASC 606 “Revenue from Contracts with Customers”, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after October 1, 2020 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged.

F-11

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

The five-step model defined by ASC Topic 606 requires the Company to:

1.	identify its contracts with customers;
2.	identify its performance obligations under those contracts;
3.	determine the transaction prices of those contracts;
4.	allocate the transaction prices to its performance obligations in those contracts; and
5.	recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

The Company enters into service agreements with its customers that outline the rights, responsibilities, and obligations of each party. The agreements also identify the scope of services, service fees, and payment terms. Agreements are acknowledged and signed by both parties. All the contracts have commercial substance, and it is probable that the Company will collect considerations from its customers for service component.

The Company currently generates its revenue from the following:

Revenue from provision of digital media advertising and marketing production services

The Company provides digital media advertising and marketing production services to its customers by designing animations, creating virtual reality contents, tailoring virtual avatar characters, providing virtual apparel technology services and arranging physical and online display. The Company typically enter into service contracts with its customers which will set forth the terms and conditions including the transaction price, services to be delivered, terms of delivery, and terms of payment. Service contracts are fixed priced with no variable consideration and are typically satisfied in one year or less. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The key performance obligation is identified as a single performance obligation where display of finished contents to the public or targeted audiences at the physical location or online platform specified by the customer indicates that the Company has completed all the services agreed upon in the service contract. The Company assesses that content production and content display services is considered as one performance obligation as the clients do not obtain benefit for each separate service. The Company therefore recognizes revenue at a point in time when finished contents are accepted by customers and published. Typically, the Company collects approximately 40% of contract sum upfront, with the remaining balance collected in two to three installments based on milestones and project completion.

Significant accounts related to the revenue cycle are as follows:

Cost of revenues

Cost of revenue consists primarily of personnel costs (including base pay and benefits) and subcontracting cost for consultancy and production services which are directly related to revenue generating transactions.

F-12

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

Accounts receivable, net

Accounts receivable represents trade accounts due from customers. The trade receivables are all without customer collateral and interest is not accrued on past due accounts. Management reviews its receivables on a regular basis to determine if the expected credit allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of March 31, 2025 and September 30, 2024, the Company has recognised $39,386 and $20,322 allowance for expected credit losses for accounts receivable, respectively.

Contract Costs

Contract costs incurred during the production phases of the Company’s service contracts, are capitalized when the costs relate directly to the contract, are expected to be recovered, and generate or enhance resources to be used in satisfying the performance obligation and such deferred costs will be recognized upon the recognition of the related revenue. These costs primarily consist of procurement and material costs directly related to the contract. Contract costs are recognized as cost of revenue when performance obligation(s) is fulfilled and revenue is recognized concurrently.

The Company performs periodic reviews to assess the recoverability of the contract costs. The carrying amount of the asset is compared to the remaining amount of consideration. The Company expects to receive for the services to which the asset relates, less the costs that relate directly to providing those services that have not yet been recognized. If the carrying amount is not recoverable, an impairment loss is recognized. For the six months ended March 31, 2025 and for the year ended September 30, 2024, no impairment loss was recognized.

Contract liabilities

Contract liabilities represents payment advanced from customers. It is recognized when a payment is received from a customer before the Company transfers the related goods or services.

Contract liabilities are recognized as revenue when the Company performed its performance obligation(s) under the contract (i.e., transfers control of the related goods or services to the customer).

Expected credit loss

ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective October 1, 2020, the first day of the Company’s fiscal year and applied to accounts receivable and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

F-13

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

The details of revenue and cost of revenue of the Company is as follows:

	For the Six Months Ended March 31,
	2025	2024
Revenue	1,225,912	2,047,889
Cost of Revenue	(1,070,229)	(1,493,014)
Gross Profit	$155,683	$554,875
Gross Profit Margin	12.7%	27.1%

Retirement benefits

Retirement benefits in the form of mandatory defined contribution plans are charged to either expense as incurred or allocated to wages as part of cost of revenues.

Income Taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the period is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets are dependent upon future earnings, if any, of which the timing and amount are uncertain.

F-14

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (continued)

The Company adopted ASC Topic 740-10-05, “Income Taxes: Overview and Background”, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Earnings Per Share

The Company computes earnings per share (“EPS”) following ASC Topic 260, “Earnings per share.” Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive impacts of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warranties are computed using the treasury stock method. Potentially anti-dilutive securities (i.e., those that increase income per share or decrease loss per share) are excluded from diluted EPS calculation. There were no potentially dilutive securities that were in-the-money that were outstanding during the six months ended March 31, 2025 and 2024.

Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance of the segment. The Company has determined that it has a single operating segment for purposes of allocating resources and evaluating financial performance; accordingly, the Company does not provide additional segment reporting in these accompanying notes.

F-15

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial instruments

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties, lease liabilities and bank loans, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the unaudited condensed consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties, promissory notes payable and bank loans each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”.

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	As of
	March 31, 2025	September 30, 2024

Accounts receivable	$343,153	$286,701
Less: allowance for expected credit loss	(39,386)	(20,322)
Accounts receivable, net	$303,767	$266,379

The movement of allowances for expected credit loss is as follow:

	As of
	March 31, 2025	September 30, 2024

Balance at beginning of the period	$20,322	$49,573
Provision (Reversal of)	19,064	(29,251)
Balance at end of the period	$39,386	$20,322

F-16

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 4 – CONTRACT COSTS

Contract costs consist of the following:

	As of
	March 31, 2025	September 30, 2024

Balance at beginning of the period	$440,330	$-
Additions	508,413	1,206,379
Recognized to cost of revenue during the period	(898,614)	(766,049)
Balance at end of the period	$50,129	$440,330

Contract costs represent the payment advanced to suppliers.

NOTE 5 – PREPAYMENT

Prepayment consist of the following:

	As of
	March 31, 2025	September 30, 2024

Development of Enterprise Planning System*	$1,854,780	$1,857,310
Prepaid marketing expenses**	1,922,434	2,670,240
Total	3,777,214	4,527,550
Less: Amount classified as non-current assets	(434,690)	(1,179,873)
Amount classified as current assets	$3,342,524	$3,347,677

*	Pursuant to the software development agreement, development of Enterprise Resources Planning System is expected to be completed in coming year.

**	Prepaid marketing expenses were made to vendors for 2-year marketing services including investor relations, media coverage, advertising and monitoring of social media, production of marketing materials and translation services.

F-17

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 6 – DEPOSITS AND OTHER CURRENT ASSETS, NET

Deposits and other current assets, net consist of the following:

	As of
	March 31, 2025	September 30, 2024

Deposits	$51,554	$51,623
Less: allowance for expected credit loss	(540)	(540)
	$51,014	$51,083

The movement of allowances for expected credit loss is as follow:

	As of
	March 31, 2025	September 30, 2024

Balance at beginning of the period	$540	$56
Provision	-	484
Balance at end of the period	$540	$540

NOTE 7 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of
	March 31, 2025	September 30, 2024
At cost:
Office equipment	$163,219	$161,937
Fixture and fittings	100,877	100,085
Motor vehicle	52,707	52,294
Exchange adjustment	(431)	2,488
	316,372	316,804
Less: accumulated depreciation	(303,765)	(294,507)
Total	$12,607	$22,297

Depreciation expense for the six months ended March 31, 2025 and 2024 was $9,663 and $11,753, respectively.

F-18

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 8 – INTANGIBLE ASSETS, NET

Intangible assets, net consist of the following:

	As of
	March 31, 2025	September 30, 2024
At cost:
Website	$21,881	$21,709
Patent	20,206	$20,048
Exchange adjustment	(57)	$331
Less: accumulated amortization	(33,097)	$(27,882)
Total	$8,933	$14,206

Amortization expense for the six months ended March 31, 2025 and 2024 was $5,256 and $5,229, respectively.

NOTE 9 – DEFERRED PUBLIC OFFERING COSTS

Deferred public offering costs consist of the following:

	As of
	March 31, 2025	September 30, 2024
Underwriting fee	$25,000	$-
Total	$25,000	$-

NOTE 10 – CONTRACT LIABILITIES

Contract liabilities consists of the following:

	As of
	March 31, 2025	September 30, 2024

Balance at beginning of the period	$1,673	$7,943
Additions	1,014,912	858,595
Recognized to revenue during the period	(1,016,585)	(864,865)
Balance at end of the period	$-	$1,673

Contract liabilities represent the payment advanced from customers.

F-19

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 11 – LEASES

The Company has an operating lease for office space. During the period, the Company recognized a right-of-use asset of $62,716, and a lease liability of $62,716 in accordance with ASC842, Leases. The lease agreement does not specify an explicit interest rate. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Dollar Best Lending Rate (“BLR”) 5.875% plus Margin 1.500% p.a. was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 7.375%.

As of March 31, 2025 and September 30, 2024, the right-of-use assets totaled $62,716, and $154,254, respectively.

As of March 31, 2025 and September 30, 2024, lease liabilities consist of the following:

	As of
	March 31, 2025	September 30, 2024

Operating lease liabilities – current portion	$62,716	$154,254
Operating lease liabilities – non-current portion	-	-
Total	$62,716	$154,254

During the six months ended March 31, 2025 and 2024, the Company incurred total operating lease expenses of $91,361 and $84,693, respectively.

Other lease information is as follows:

	As of
	March 31, 2025	September 30, 2024

Weighted-average remaining lease term – operating leases	4 months	10 months
Weighted-average discount rate – operating leases	7.375%	7.375%

The following is a schedule of future minimum payments under operating leases as of March 31, 2025:

During the period ended March 31,
2026	$63,651
Total undiscounted lease obligations	63,651
Less: imputed interest	(935)
Lease liabilities recognized in the unaudited condensed consolidated balance sheet	$62,716

F-20

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 12 – ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consist of the following:

	As of
	March 31, 2025	September 30, 2024
Accrued salary	$142,073	$130,332
Accrued salary to related parties	13,345	21,279
Other payables	55,207	197,878
Accrued operating expenses	39,293	15,329
Total	$249,918	$364,818

NOTE 13 – EQUITY

Ordinary shares

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on July 29, 2022, with an authorized share capital of US$50,000 divided into 50,000,000 shares of US$0.001 each.

On February 22, 2023, 14,990,000 additional Shares of US$0.001 were issued and fully paid. The Company allotted 10,493,000 shares to Mr. Bun Kwai and 4,497,000 share to Lasting Success Holdings Limited. Immediately after the share allotment, the Company had 50,000,000 authorized shares, par value of US$0.001, of which 15,000,000 were issued and outstanding.

On May 17, 2023, the Company’s shareholders and Board of Directors approved to amend the authorized share capital from US$50,000, divided into 50,000,000 Ordinary Shares of a par value of US$0.001 per share, to US$50,000, divided into 500,000,000 Ordinary Shares of a par value of US$0.0001 per share. At the same day, the shareholders of the Company surrendered 135,000,000 Ordinary Shares of US$0.0001 par value each to the Company for no consideration. As a result, the Company has 500,000,000 authorized shares, par value of US$0.0001, of which 15,000,000 were issued and outstanding.

On July 22, 2024, the Company consummated the Offering of 2,150,000 ordinary shares at a price to the public of $4.00 per share. On August 8, 2024, the Company further issued 56,342 ordinary shares at a price of $4.00 per share with underwriter partially exercised the over-allotment option. The aggregate gross proceeds from the Offering amounted to $8,825,368, prior to deducting underwriting discounts, commissions and offering-related expenses. Upon the completion of the Offering, 17,206,342 Ordinary Shares are issued and outstanding.

The Company only has one single class of Ordinary Shares that are accounted for as permanent equity.

NOTE 14 – EMPLOYEE BENEFIT PLANS

HK SAR

The Company has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by an independent fund manager. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on monthly basis.

NOTE 15 – PROVISION FOR INCOME TAXES

Cayman Islands and British Virgin Islands

QMMM Holdings Limited is incorporated in Cayman Islands and Grade A Global Limited and Witty Time Holdings Limited are incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current Cayman Islands law and British Virgin Islands law, respectively. In addition, upon payments of dividends by these entities to their shareholders, no withholding tax will be imposed.

F-21

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 15 – PROVISION FOR INCOME TAXES (Continued)

HK SAR

On March 21, 2018, the HK SAR Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 21, 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Accordingly, the HK SAR profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million. The following tables provide the reconciliation of the difference between the statutory and effective tax expenses following as of March 31, 2025 and 2024.

	For the Six Months Ended March 31,
	2025	2024

Loss before tax expenses	$(1,412,844)	$(142,213)
Income taxes computed at Hong Kong Profits Tax rate	(233,119)	(23,465)
Tax allowance at the statutory tax rates	(507)	(530)
Tax effect on non-assessable income	(35)	-
Tax effect on non-deductible expenses	31,972	49,946
Tax effect on tax losses not recognized	222,986	-
Tax effect on utilization of tax losses	(21,297)	(18,233)
Tax effect of two-tier tax rate	-	(3,859)
Over provision in respect of prior years	(30,926)	-
Income taxes (credit) expense	$(30,926)	$3,859

Significant component of deferred tax assets as follows:

	For the Six Months Ended March 31,
	2025	2024

Net operating loss carry forward	$366,581	$20,070
Valuation allowance	(366,581)	(20,070)
Deferred tax assets	$-	$-

In assessing the realizability of deferred tax assets, management consider whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making the assessment. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. The Company concludes that it cannot reliably predict future profitability, and accordingly, unable to determine if it can derive future benefits from the deferred tax assets arising from the net operating loss carry forward.

F-22

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 16 – CONCENTRATIONS OF RISK

Customers Concentrations

The following table sets forth information as to each customer that generate income which accounted for over 10% of the Company’s revenues for the six months ended March 31, 2025 and 2024.

	For the Six Months Ended March 31,
Customers	2025		2024
	Amount $	%	Amount $	%
A	179,753	14.7%	38,377	3.7%
B	179,507	14.6%	-	-
C	145,298	11.9%	-	-
D	53,105	4.3%	674,204	32.9%
E	49,266	4.0%	441,274	21.5%

The following table sets forth information as to each customer that accounted for top 5 of the Company’s accounts receivable as of March 31, 2025 and September 30, 2024.

Customers	March 31, 2025		September 30, 2024
	Amount $	%	Amount $	%
C	145,246	42.3%	-	-
B	104,675	30.5%	-	-
F	34,705	10.1%	-	-
G	19,152	5.6%	-	-
H	12,854	3.7%	-	-
I	-	-	85,979	30.0%
J	-	-	51,356	17.9%
E	-	-	47,302	16.5%
K	-	-	24,519	8.6%
L	-	-	24,466	8.5%

Suppliers Concentrations

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s purchase for the six months ended March 31, 2025 and 2024.

	For the Six Months ended March 31,
Suppliers	2025		2024
	Amount $	%	Amount $	%
M	257,165	50.6%	239,626	31.9%
N	182,723	35.9%	94,998	12.7%
O	36,516	7.2%	-	-
P	6,943	1.4%	13,816	1.8%
Q	6,686	1.3%	35,428	4.7%
R	-	-	332,600	44.3%

F-23

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 17 – RISKS

A.	Credit risk

Accounts receivable

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective accounts receivable. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of accounts receivable as of March 31, 2025 and September 30, 2024 are $303,767 and $266,379, respectively.

Bank balances

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company is exposed to concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings.

Deposits and other current assets

The Company assessed the impairment for its other current assets individually based on internal credit rating and ageing of these debtors which, in the opinion of the directors, have no significant increase in credit risk since initial recognition. The maximum potential loss of deposits and other current assets as of March 31, 2025 and September 30, 2024 are $51,014 and $51,083, respectively.

B.	Interest risk

Cash flow interest rate risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s variable-rates line of credit, short-term bank loans and bank balances.

The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises

Sensitivity analysis

The sensitivity analysis below has been determined assuming that a change in interest rates had occurred at the end of the reporting period and had been applied to the exposure to interest rates for financial instruments in existence at that date. 1% increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates had been 1% higher or lower and all other variables were held constant, the Company’s post tax loss for the six months ended March 31, 2025 and 2024 would have increased or decreased by approximately $1,679 and $2,189, respectively.

F-24

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 17 – RISKS (Continued)

C.	Foreign currency risk

Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in HK$, which are the same as the functional currencies of the relevant group entities. Hence, in the opinion of the directors of the Company, the currency risk of $ is considered insignificant. The Company currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, the directors monitor the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

D.	Economic and political risks

The Company’s operations are mainly conducted in HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in HK SAR.

The Company’s operations in HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

E.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s unaudited condensed consolidated financial statements; however, significant increases in the price of labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

NOTE 18 – RELATED PARTY TRANSACTIONS

The summary of amount due to related parties as the following:

		As of
		March 31, 2025	September 30, 2024
Due to related parties consist of the following:
Mr. Bun Kwai	Due to shareholders	104,534	14,649
Mr. Bun Kwai	Accrued liabilities and other payables	11,118	11,133
Mr. Chun San Leung*	Accrued liabilities and other payables	2,227	2,230
Mr. Pak Lun Patrick Au*	Accrued liabilities and other payables	-	7,916
		$117,879	$35,928

The amounts due to related parties are unsecured, interest free with no specific repayment terms.

F-25

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Stated in US Dollars)

NOTE 18 – RELATED PARTY TRANSACTIONS (Continued)

In addition to the transactions and balances detailed elsewhere in these unaudited condensed consolidated financial statements, the Company had the following transactions with related parties:

	For the six months ended
	March 31,
	2025	2024

Salary to Mr. Bun Kwai	66,744	66,210
Salary to Mr. Chun San Leung*	13,366	13,303
Salary to Mr. Pak Lun Patrick Au*	35,585	30,327

*	Mr. Chun San Leung and Mr. Pak Lun Patrick Au are the directors of QMMM Holdings Limited.

NOTE 19 – COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of March 31, 2025 and through the issuance date of these unaudited condensed consolidated financial statements.

NOTE 20 – SUBSEQUENT EVENTS

The Company has assessed all events from March 31, 2025, through August 29, 2025 which is the date that these unaudited condensed consolidated financial statements are available to be issued. Unless as disclosed below, there are not any material subsequent events that require disclosure in these unaudited condensed consolidated financial statements.

The offering in June

On June 20, 2025, the Company consummated the Offering of 40,000,000 ordinary shares at a price to the public of $0.20 per share. The aggregate gross proceeds from the Offering amounted to $7,440,000, after deducting underwriting discounts, commissions and offering-related expenses.

Prepayment paid for acquisition for AI program

On April 6, 2025, the Company signed a master services agreement to acquire an AI program together with development and implementation services and prepaid the consideration amounted to $3,000,000. This acquisition aligns with our agreed specifications to achieve company objectives and enhance our competitive advantage in the advertising industry.

The prepayment paid for acquisition of subsidiary

On May 29, 2025, the Company entered into Memorandum of understanding at $1,053,500 deposit to acquire an existing advertising company to gain control over its advertising expenditures.

F-26

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from their own willful neglect or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9. Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title
1.1*	Form of Underwriting Agreement
4.1+	Description of Securities
4.2+	Form of Senior Debt Indenture
4.3+	Form of Subordinated Debt Indenture
4.4*	Form of Senior Note
4.5*	Form of Subordinated Note
4.6*	Form of Warrant Agreement and Warrant Certificate
4.7*	Form of Unit Agreement (including unit certificate)
4.8*	Form of Rights Agreement (including rights certificate)
4.9*	Form of Share Purchase Contract
4.10*	Form of Share Purchase Unit
5.1+	Opinion of Ogier, Cayman Islands counsel of QMMM Holdings Limited, regarding the validity of securities being registered
5.2+	Opinion of Loeb & Loeb LLP, United States counsel of QMMM Holdings Limited, regarding the validity of debt securities being registered
23.1+	Consent of WWC, P.C.
23.2+	Consent of Guangdong Wesley Law Firm, PRC counsel to the Registrant
23.3+	Consent of David Fong & Co., Hong Kong counsel to the Registration
25.1**	Form of T-1 Statement of Eligibility (senior indenture)
25.2**	Form of T-1 Statement of Eligibility (subordinated indenture)
107+	Filing Fee Table

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 6-K filed in connection with an underwritten offering of the shares offered hereunder.

**	Such exhibit will be filed separately on an electronic basis on Form T-1 in accordance with Section 305(b)(2) of the Trust Indenture Act.

+	Filed herewith

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Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1)	to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(2)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(3)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(6)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-2

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)	Not applicable.

(h)	If any provision or arrangement exists whereby the Registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or the underwriting agreement contains a provision whereby the Registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and the benefits of such indemnification are not waived by such persons, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on September 5, 2025.

QMMM Holdings Limited

Date: September 5, 2025	By:	/s/ Bun Kwai
Bun Kwai
Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Bun Kwai	Chief Executive Officer and	September 5, 2025
Bun Kwai	Chairman of the Board of Directors

/s/ Wing Kam (Eric) Yeung	Chief Financial Officer	September 5, 2025
Wing Kam (Eric) Yeung

/s/ Chong Ka Yee	Director	September 5, 2025
Chong Ka Yee

/s/ Chun Kit Yu	Independent Director	September 5, 2025
Chun Kit Yu

/s/ Kui Hung (Johnny) Hui	Independent Director	September 5, 2025
Kui Hung (Johnny) Hui

/s/ Yee Man (Irving) Cheung	Independent Director	September 5, 2025
Yee Man (Irving) Cheung

II-4

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement thereto in New York, NY on September 5, 2025.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President

II-5